Exhibit 10.2

AMENDMENT NO. 3 TO
COLLABORATIVE DEVELOPMENT AND LICENSE AGREEMENT

This Amendment No. 3 (this “Amendment No. 3”) to the Collaborative Development and License Agreement entered into as of July 7, 2006 (the “Agreement Effective Date”), as amended as of August 23, 2006 and December 10, 2014 (the “Agreement”) by and between ImmunoGen, a Massachusetts corporation with its principal place of business at 830 Winter Street, Waltham, Massachusetts 02451, USA (“ImmunoGen”) and Biotest AG, a corporation organized under the laws of Germany having an address of Landsteinerstrasse 5, D-63303 Dreieich, Germany (“Biotest”) is dated as of October 26, 2017.

Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Agreement.

WHEREAS, on the Agreement Effective Date, ImmunoGen and Biotest entered into the Agreement for the purpose of Developing and Commercializing Licensed Products derived from the conjugation of Biotest’s proprietary CD138 Antibodies with ImmunoGen’s maytansine derivatives; and

WHEREAS, by the present stage of the collaboration, joint development activities have become less intense and the need for coordination between the Parties has decreased;

WHEREAS, the Parties hereto desire to amend the Agreement with regard to the frequency and format of JDC meetings;

NOW, THEREFORE, in consideration of the mutual covenants contained herein, and for other good and valuable consideration, the Parties hereto, intending to be legally bound, hereby agree as follows:

1. In order to keep the effort and time for JDC meetings at an appropriate reasonable level while accounting for the parties' need for coordination of development activities and exchange of information, Section 2.2.3 of the Agreement is hereby amended by:

a) deleting the sentence "In no event shall the JDC meet less frequently than four (4) times in each Calendar Year".

b) adding the following at the end of such provision: "If both parties determine and agree to have JDC meetings less frequently, they shall establish an amended schedule and format for the meetings in writing (s. Section 2 of this Amendment No. 3).

2. The Parties hereby agree that until further notice, JDC meetings shall be held once in a calendar year by teleconference or videoconference between the Alliance Managers. Participation of JDC members is not mandatory, but the minutes of such JDC meeting shall be signed by every JDC member.

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3. The Parties hereby confirm and agree that, except as amended hereby, the Agreement remains in full force and effect and is a binding obligation of the Parties hereto.  This Amendment No. 3 may be executed simultaneously in counterparts, each of which shall be deemed an original.

IN WITNESS WHEREOF, the Parties have caused this Amendment No. 3 to be executed by their duly authorized representatives.

IMMUNOGEN, INC.Biotest AG

By: /s/ Peter WilliamsBy: /s/ H. Geissler-Schuetter

Name: Peter WilliamsName: Heidrun Geissler-Schuetter, PhD

Title: Vice PresidentTitle: Director, Business Development

By: /s/ U. Burkhard

Name: Ulrike Burkhard

Title: General Counsel

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